UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 2, 2015

NORTHSTAR REALTY FINANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	No. 001-32330	No. 02-0732285
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

399 Park Avenue
18th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 547-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 2, 2015, NorthStar Realty Finance Corp. (the “Company”) entered into an underwriting agreement (the “Initial Underwriting Agreement”) with Deutsche Bank Securities Inc., in its capacity as agent (in such capacity, the “Forward Seller”) for Deutsche Bank AG, London Branch (the “Forward Counterparty”), the Forward Counterparty and Deutsche Bank Securities Inc. and UBS Securities LLC, as Representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), with respect to the offer and sale (the “Offering”) by the Company and the Forward Counterparty (or its affiliate) of an aggregate of 60,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $18.65 per share of Common Stock, on the terms set forth therein. As part of the Offering, the Underwriters were granted an option, exercisable for 30 days, to purchase up to an additional 9,000,000 shares of Common Stock (the “Option”) from the Forward Counterparty (or its affiliate). On March 3, 2015, the Company, the Forward Seller, the Forward Counterparty and the Representatives entered into a First Amendment to the Underwriting Agreement (such First Amendment, together with the Initial Underwriting Agreement, the “Underwriting Agreement”) pursuant to which the Company and the Forward Seller adjusted the amount of shares that each would sell to the Underwriters.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, the Forward Seller and the Forward Counterparty, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters, the Forward Seller and the Forward Counterparty against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters, the Forward Seller or the Forward Counterparty may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business, the Underwriters, the Forward Seller, the Forward Counterparty or their affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and reimbursement of expenses.

On March 6, 2015, the Company issued and sold 12,000,000 shares of Common Stock pursuant to the Offering. The Offering was made pursuant to the prospectus supplement dated March 3, 2015 and the accompanying base prospectus dated July 17, 2014, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-186743) (the “Registration Statement”), which was initially filed with the Commission on February 19, 2013 and became effective upon filing pursuant to Rule 462(e) of the Securities Act regulations.

In connection with the Offering, on March 2, 2015, the Company also entered into a forward sale agreement with the Forward Counterparty and Forward Seller, which was amended by the First Amendment thereto, dated March 3, 2015 (collectively, the “Forward Sale Agreement”), relating to the forward sale of an aggregate of 48,000,000 shares of Common Stock by the Company to the Forward Counterparty. As contemplated by the Forward Sale Agreement, the Forward Counterparty (or its affiliates) borrowed primarily from third parties and sold 48,000,000 shares of Common Stock to the Underwriters in the Offering. If the Underwriters exercise the Option, for any such exercise, the number of shares of Common Stock underlying the Forward Sale Agreement will be increased based on the number of shares of Common Stock that the Forward Counterparty (or its affiliate) sells to the Underwriters pursuant to the exercise of such Option. If the Forward Counterparty (or its affiliate) is unable to borrow, or unable to borrow at a cost no greater than a specified amount, and deliver for sale on the delivery date for the additional shares all of the Common Stock to be sold by the Forward Counterparty (or its affiliate) in connection with the exercise of such Option, the Company will issue and sell to the Underwriters, a number of shares of Common Stock equal to the number of shares of Common Stock that the Forward Counterparty (or its affiliate) does not borrow and sell and, under such circumstances, the number of shares of Common Stock underlying the Forward Sale Agreement will not be increased in respect of the number of shares of Common Stock that the Company issues and sells.

The Forward Sale Agreement generally provides for settlement on one or more settlement dates specified by the Company on or prior to September 2, 2015, subject to acceleration by the Forward Counterparty upon the occurrence of certain events. On a settlement date, if the Company decides to physically settle all or a portion of the

Forward Sale Agreement, it will issue Common Stock to the Forward Counterparty under the Forward Sale Agreement at the then-applicable forward sale price multiplied by 0.995. The initial forward sale price is equal to $18.14 per share. The Forward Sale Agreement provides that the forward sale price will be adjusted based on the federal funds rate less the stock loan rate specified in the Forward Sale Agreement, and will be decreased by amounts related to expected dividends on the Company’s Common Stock during the term of the Forward Sale Agreement.

Except under limited circumstances described below, the Company has the right to elect physical, cash or net share settlement under the Forward Sale Agreement. In the event that the Company elects to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the weighted average of the forward price during the unwind period multiplied by (b) 0.995, minus (c) the weighted average price at which the Forward Counterparty purchases shares of Common Stock during the unwind period multiplied by (2) the number of shares of Common Stock underlying the Forward Sale Agreement subject to such cash settlement or net share settlement. If this settlement amount is a positive number, the Forward Counterparty will pay the Company that amount or deliver to the Company a number of shares of Common Stock having a value equal to the absolute value of such amount. If this settlement amount is a negative number, the Company will pay the Forward Counterparty the absolute value of that amount or deliver to the Forward Counterparty a number of shares of Common Stock having a value equal to such amount.

The Forward Counterparty will have the right to accelerate the Forward Sale Agreement (with respect to all or any portion of the transaction under the Forward Sale Agreement that the Forward Counterparty determines is affected by such event) and require the Company to settle on a date specified by the Forward Counterparty if (1) the Forward Counterparty is unable, after using commercially reasonable efforts, to or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the Forward Sale Agreement; (2) the Forward Counterparty is unable after using commercially reasonable efforts, to continue to borrow a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Forward Sale Agreement or that, with respect to borrowing such number of shares of Common Stock it would incur a rate that is greater than a specified amount, subject to a prior notice requirement; (3) the Company declares a dividend or distribution on its Common Stock of (i) any cash dividend other than a quarterly cash dividend in an amount equal to $0.40, (ii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Company as a result of a spin-off or similar transaction, (iii) any other type of securities (other than its Common Stock), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by the Forward Counterparty or (iv) any “Extraordinary Dividend” (as determined in accordance with the Forward Sale Agreement); (4) the traded price per share of the Company’s Common Stock falls below $9.07 per share; (5) an extraordinary event (as such term is defined in such Forward Sale Agreement and which includes certain mergers and tender offers and the delisting of the Company’s Common Stock) occurs, or the Company’s board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or (6) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement, the Company’s bankruptcy or a change in law (as such terms are defined in the Forward Sale Agreement). In addition, upon certain events of bankruptcy, insolvency or reorganization relating to the Company, the Forward Sale Agreement will terminate without further liability of either party. Following any such termination, the Company would not issue any shares of Common Stock and the Company would not receive any proceeds pursuant to the Forward Sale Agreement.

The above summary of the Underwriting Agreement and Forward Sale Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement and Forward Sale Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 10.1, respectively, and incorporated by reference herein. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of Common Stock in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Hunton & Williams LLP, special tax counsel to the Company, is attached to this Current Report on Form 8-K as Exhibit 8.1.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 8.1, Exhibit 10.1, Exhibit 23.1 and Exhibit 23.2 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated March 2, 2015, by and among NorthStar Realty Finance Corp., the Forward Seller, the Forward Counterparty and Deutsche Bank Securities Inc. and UBS Securities LLC, as Representatives of the several Underwriters named therein, including the First Amendment thereto dated March 3, 2015.

5.1	Opinion of Venable LLP as to validity of the shares.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

10.1

Confirmation of Registered Forward Transaction, dated March 2, 2015, by and among the Company, the Forward Seller and the Forward Counterparty, including the First Amendment thereto dated March 3, 2015.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: March 6, 2015	By:	/s/ Ronald J. Lieberman
		Name:	Ronald J. Lieberman
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated March 2, 2015, by and among NorthStar Realty Finance Corp., the Forward Seller, the Forward Counterparty and Deutsche Bank Securities Inc. and UBS Securities LLC, as Representatives of the several Underwriters named therein, including the First Amendment thereto dated March 3, 2015.

5.1	Opinion of Venable LLP as to validity of the shares.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

10.1

Confirmation of Registered Forward Transaction, dated March 2, 2015, by and among the Company, the Forward Seller and the Forward Counterparty, including the First Amendment thereto dated March 3, 2015.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).